Exhibit 99.1
8500 Normandale Lake Blvd., Ste. 1230
Minneapolis, MN 55437

NEWS	FOR IMMEDIATE RELEASE

FASTENTECH INC. COMPLETES SYNERGISTIC ACQUISITION

Minneapolis, MN — December 12, 2005—FastenTech Inc. (“the Company”) today announced that through its wholly owned subsidiary, Spiegelberg Manufacturing, Inc. it has acquired 100% of the outstanding stock of Ohio-based BNC & Associates, Inc., for cash consideration of $17.2 million, net of a preliminary working capital adjustment. BNC, through its wholly owned operating subsidiary, Stud Welding Associates, Inc. (“SWA”), manufactures and distributes stud welded fasteners and systems to a wide array of end markets including the construction, industrial, energy, and marine markets. SWA’s core competencies include cold heading of stud welded fasteners, accessory machining, and the manufacture of high-strength refractory anchors. BNC will become a unit of the Company’s Specialized Components segment.

“BNC represents an excellent strategic fit and presents us with numerous opportunities to further capitalize on our already strong position in the stud welding industry,” said Ron Kalich, FastenTech President and CEO. “This acquisition, coupled with our acquisition of Erie Bolt Corporation last month, bolsters our leadership position as a provider of highly-engineered, complex steel and high-strength alloy components, fasteners and application equipment. Over the past two years we have completed numerous acquisitions, as well as a significant automotive divestiture, to reposition the Company to take advantage of high growth markets with favorable long-term trends. We expect to deliver even greater value to our customers in the future while continuing to deliver profitable growth as we capitalize on the abundant market opportunities created by the enhanced FastenTech operating platform.”

Due to the significant acquisition and divestiture activities over the last 24 months and to highlight its underlying organic economic performance, the Company is providing proforma unaudited sales and Adjusted EBITDA information for its most recent five quarters and full year, as well as a consolidated proforma balance sheet as of September 30, 2005, as if all acquisitions and divestitures had occurred at the beginning of each period. In addition, the Company will file an 8k with the required financial statements and proforma financial information with the Securities and Exchange Commission within the next 71 days.

Proforma information is based on information provided by the sellers for periods prior to the acquisitions and the actual performances of the acquired businesses from the dates they were acquired. Note, however, that pro forma results are Non-GAAP performance measurements and are not intended to be substitutes for reported GAAP results. The Company is providing this information because it believes it might be helpful in analyzing its historical and prospective results. A complete reconciliation of proforma results to reported GAAP results is included in a table at the end of this release.

About the Company

FastenTech, Inc., headquartered in Minneapolis, Minnesota, is a leading manufacturer and marketer of highly engineered specialty components that provide critical applications to a broad range of end-markets, including the power generation, industrial, military, construction, medium- heavy duty truck, recreational and automotive/light truck markets. For more information about the Company, please visit: www.fastentech.com.

Adjusted EBITDA and Other Non-GAAP Supplemental Information

Adjusted EBITDA and proforma results are non-GAAP measures presented in this press release as supplemental disclosures to operating income and reported results. The Company uses Adjusted EBITDA as a basis for presenting and using financial data to aid it in making internal operating decisions. It defines Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, and non-operating items. Proforma results are presented to aid in the analyses of reported results because of the significant acquisition activity the Company has engaged in over the past twenty-four months. Proforma results are calculated as if the acquisitions that were completed after the beginning of a reported accounting period had occurred as of the beginning of the respective accounting period. Neither Adjusted EBITDA, nor proforma results are intended to represent and should not be considered more meaningful than, or an alternative to, operating income, cash flows from operating activities or other measures of performance in accordance with generally accepted accounting principles.

The Company includes Adjusted EBITDA data and proforma results because it is how management measures operating segment performance. It also realizes that certain investors use such information as one measure of an issuer’s historical ability to service debt and as a measure of operations. However, because of potential inconsistencies in the method of calculation, neither Adjusted EBITDA nor proforma results are necessarily comparable to other similarly titled captions used by other companies or definitions used in the Company’s debentures, credit, or other similar agreements.

Forward Looking Statements

The matters discussed in this press release may constitute forward-looking statements that are subject to many uncertainties. Forward-looking statements are identified by such forward-looking terms as “may,” “will,” “could,” “should,” “seeks,” “intends,” “estimates,” “guidance,” “expects,” “believes,” “anticipates” or “plans” or the negative thereof or other comparable terms, or by discussions of strategy, plans or intentions. In particular, any statements, express or implied, concerning future operating results or ability to generate revenues, income or cash flow to service debt are forward looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These include risks associated with: our actual versus expected internal growth; our high degree of leverage; our ability to comply with certain financial and other covenants in our loan agreements and indentures; the success or failure of our growth strategies, including international expansion; our ability to attract and retain customers; our ability to accurately predict our production capacity requirements; our ability to attract and retain key personnel; our ability, and the ability of our customers, to maintain good labor relations with our and their respective employees and the union representing them; our ability to develop and market new products and to innovate existing product lines; our ability to protect our intellectual property; the cost and availability of raw materials, especially steel; trends and conditions in our business, including trends in the markets that we serve; our ability to identify and integrate acquisitions; our future capital needs; our ability to continue to control costs and maintain quality; our ability to comply with applicable governmental laws and regulations and the cost of such compliance; and competitive conditions in the markets in which we operate. In light of these and other uncertainties, the inclusion of forward-looking statements in this press release should not be regarded as a representation by FastenTech that FastenTech’s plans and objectives will be achieved. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release. Further information concerning factors that could cause actual results to differ materially from those in the forward-looking statements are contained from time to time in the Company’s SEC filings which can be viewed on the Company’s website at www.fastentech.com or at www.sec.gov.

Company Contacts:	Michael R. Elia, Senior VP and CFO	Mike Vanyo, VP and Corporate Controller
	(952) 921-2091	(952) 921-2092

FastenTech, Inc. and Subsidiaries

Condensed Consolidated Proforma Balance Sheets (1)

(Amounts in Thousands)

	Audited September 30 2005	Unaudited Balance sheet of Acquisitions	Proforma September 30 2005
Assets
Current assets:
Cash and cash equivalents	$11,730	$—	$11,730
Accounts receivable, net	57,427	5,679	63,106
Inventory	78,832	5,823	84,655
Other current assets	4,983	89	5,072

Total current assets	152,972	11,591	164,563
Goodwill and intangible assets, net	103,294	10,127	113,421
Property, plant and equipment, net	90,532	3,890	94,422
Other assets	10,591	—	10,591

Total assets	$357,389	$25,608	$382,997

Liabilities and Stockholders’ Equity (Deficiency in Assets)
Current liabilities:
Accounts payable	$29,272	$2,004	$31,276
Accrued Interest	8,745	—	8,745
Other accrued liabilities	14,160	1,880	16,040
Current portion of long-term debt	5,000	—	5,000

Total current liabilities	57,177	3,884	61,061
Long–term debt	277,000	20,700	297,700
Redeemable preferred stock	17,481	—	17,481
Other long–term liabilities	36,843	1,024	37,867

Total liabilities	388,501	25,608	414,109
Stockholders’ equity (deficiency in assets)	(31,112)	—	(31,112)

Total liabilities and stockholders’ equity (deficiency in assets)	$357,389	$25,608	$382,997

(1)	The unaudited balance sheet of the acquisitions assumes that Erie Bolt and BNC & Associates were acquired as of September 30, 2005.

FastenTech, Inc. and Subsidiaries

Supplemental Information – Unaudited

Segment Analyses – Reported and Proforma (1)

(Amounts in Thousands)

	FY04	FY 2005				Full FY
	Q4	Q1	Q2	Q3	Q4	2004	2005
Pro Forma Segment Results
Sales
Specialized Components	$42,638	43,033	45,261	48,842	48,465	157,024	$185,601
Aerospace-grade Components	51,548	49,200	54,012	48,543	48,711	183,351	200,466
Application-specific Components	3,765	3,924	4,038	4,319	4,358	17,065	16,639
Eliminations	(40)	(20)	(56)	(33)	(39)	(216)	(148)

Total Pro Forma Net Sales	$97,911	96,137	103,255	101,671	101,495	357,224	$402,558

Adjusted Pro Forma EBITDA
Specialized Components	7,178	6,234	6,637	7,522	7,599	23,451	27,992
Aerospace-grade Components	11,111	9,569	11,255	9,999	10,399	37,607	41,222
Application-specific Components	644	541	414	366	263	3,360	1,584
Unallocated corporate operating expenses	(2,012)	(1,728)	(2,050)	(1,825)	(1,719)	(6,963)	(7,322)

Adjusted Pro Forma EBITDA	$16,921	14,616	16,256	16,062	16,542	57,455	$63,476

(1)	The unaudited Proforma information assumes that the acquisitions of MECO, Spun Metals, GCE Industries, General Products, Erie Bolt and BNC & Associates and the acquisitions of the assets of Special Processes of Arizona, Triumph Engineered Solutions Wisconsin facility, and Acraline Products, Inc. had occurred at the beginning of the quarter ended September 30, 2004. The pro forma results are not necessarily indicative of what actually would have occurred if the transaction had been in effect for the periods presented, are not intended to be a projection of future results, and do not reflect any cost savings that might be achieved from the combined operations.

FastenTech, Inc. and Subsidiaries

Supplemental Information – Unaudited

Sales, Adjusted EBITDA, Proforma (1) Reconciliation

(Amounts in Thousands)

	FY04	FY 2005				Full FY
	Q4	Q1	Q2	Q3	Q4	2004	2005
Net Sales - Reported	$70,113	69,778	82,634	83,538	91,566	242,414	$327,516
Pre-acquisition sales of acquired companies	27,798	26,359	20,621	18,133	9,929	114,810	75,042

Pro Forma Sales	$97,911	96,137	103,255	101,671	101,495	357,224	$402,558

Reported Adjusted EBITDA	$11,732	10,041	12,281	12,974	14,695	41,489	$49,991
Pre-acquisition EBITDA of acquired companies	5,189	4,575	3,975	3,088	1,847	15,966	13,485

Pro Forma Adjusted EBITDA	$16,921	14,616	16,256	16,062	16,542	57,455	$63,476

(1)	The unaudited Proforma information assumes that the acquisitions of MECO, Spun Metals, GCE Industries, General Products, Erie Bolt and BNC & Associates and the acquisitions of the assets of Special Processes of Arizona, Triumph Engineered Solutions Wisconsin facility, and Acraline Products, Inc. had occurred at the beginning of the quarter ended September 30, 2004. The pro forma results are not necessarily indicative of what actually would have occurred if the transaction had been in effect for the periods presented, are not intended to be a projection of future results, and do not reflect any cost savings that might be achieved from the combined operations.

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